EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated August 29, 1997, relating to the financial statements of PacificHealth Laboratories, Inc. which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Schiffman Hughes Brown
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Blue Bell, Pennsylvania
September 25, 1997